Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 1 of 9 © 2023 New York Community Bancorp, Inc. New York Community Bancorp, Inc. and its additional Covered Affiliates INCENTIVE-BASED COMPENSATION RECOUPMENT (IBCR) POLICY I. POLICY OVERVIEW This Incentive-Based Compensation Recoupment (IBCR) Policy (this “Policy”) describes certain requirements of New York Community Bancorp, Inc. and its additional Covered Affiliates1 with respect to the Company’s Incentive-Based Compensation program(s) and associated operational activities (collectively, the “IBC Program”) to ensure the safe and sound management of the IBC Program in an efficient and effective manner, consistent with the risk management framework established by the Board of Directors2, in full compliance with all applicable federal and state laws and regulatory requirements (including regulatory guidance) (collectively, “Applicable Law”), including (without limitation) certain rules adopted by the United States Securities and Exchange Commission (the “SEC”) implementing Incentive- Based Compensation recovery requirements, and all applicable Company policies, and in full support of the Company’s strategic initiatives, as applicable, and it reflects the view of the Board that ensuring such safe and sound management, compliance, and support is a key component of Senior Management’s supervisory responsibilities. (Unless otherwise defined herein, each capitalized term used in this Policy shall have the same meaning ascribed thereto in section IV, below.) II. PURPOSE, SCOPE, APPLICABILITY A. The purpose of this Policy is to, among other things: ensure the safe and sound management of the IBC Program in an efficient and effective manner, consistent with the risk management framework established by the Board, in full compliance with all Applicable Law and all applicable Company policies, and in full support of the Company’s strategic initiatives, as applicable; enable the Holding Company to recoup Erroneously Awarded Compensation in the event that the Holding Company is required to prepare an Accounting Restatement; and, reflect both the Board’s determination that the Company shall maintain legal and regulatory compliance and its commitment to provide Senior Management with the means to achieve such compliance. B. This Policy is designed to comply with, and shall be interpreted in a manner consistent with, Section 10D3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-14 under the Exchange Act, and Section 303A.145 of the New York Stock Exchange (NYSE) Listed Company Manual (the “Listing Rules”). C. This Policy shall apply to any Incentive-Based Compensation that is received by an Executive Officer on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded, granted, or paid to an Executive Officer prior to the Effective Date. 1 For purposes of this Policy, the term “Covered Affiliates” refers to the Holding Company (as defined below), the Bank (as defined below), Flagstar Specialty Finance Company, LLC, Flagstar Advisors, Inc., Flagstar Financial & Leasing, LLC, Flagstar Public Funding Corp., Grass Lake Insurance Agency, Inc., NYCB Insurance Agency, Inc., and such other NYCB Entity(ies) (as defined below) as may be deemed covered by this Policy from time to time upon written confirmation by the General Counsel (the “GC”) of the Company (as defined below); the term “Holding Company” refers to New York Community Bancorp, Inc.; the term “Bank” refers to Flagstar Bank, N.A.; the term “NYCB Entity” refers to each of the Holding Company, the Bank, and their additional Covered Affiliates individually; and, the term “Company” or “NYCB” refers collectively to all of the aforementioned companies or each individually, as applicable and the context may require. 2 For purposes of this Policy, the term “Board(s) of Directors” or “Board(s)” shall mean both the Holding Company’s Board of Directors and the Bank’s Board of Directors or each individually, as applicable and the context may require. 3 15 U.S.C. 78j-4, “Recovery of erroneously awarded compensation policy”. 4 17 CFR 240.10D-1, “Listing standards relating to recovery of erroneously awarded compensation.” 5 NYSE Listed Company Manual § 303A.14, “Erroneously Awarded Compensation”.

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 2 of 9 © 2023 New York Community Bancorp, Inc. III. POLICY AUTHORITY A. This Policy is owned by the GC; and, the respective Compensation Committees of the Boards of Directors (collectively, the “Committee”) shall serve as the governing body authorizing this Policy and shall provide ongoing updates and/or direction with respect hereto to Senior Management, Executive Management, the appropriate Committee(s) (as set forth and defined in the Company’s Policy on Policies & Committees), and/or the Board, as applicable and outlined in its Charter. B. This Policy shall be administered by the Committee, unless otherwise determined by the Board. The Committee shall have full and final authority to make all determinations under this Policy, in each case to the extent permitted under the Listing Rules and in compliance with Section 409A6 of the Code. All determinations and decisions made by the Committee pursuant to the provisions of this Policy shall be final, conclusive, and binding on all persons, including (without limitation) the Holding Company, its affiliates, its stockholders, and Executive Officers. Any action or inaction by the Committee with respect to an Executive Officer under this Policy shall not limit the Committee’s actions or decisions not to act with respect to any other Executive Officer under this Policy or under any similar policy, agreement, or arrangement, nor shall any such action or inaction serve as a waiver of any rights the Holding Company may have against any Executive Officer other than as set forth in this Policy. IV. DEFINITIONS A. For purposes of this Policy: 1. “Accounting Restatement” shall mean an accounting restatement due to the material noncompliance of the Holding Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. 2. “Accounting Restatement Date” shall mean the earlier to occur of: (i) the date the Board, a committee of the Board, or the officer or officers of the Holding Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Holding Company is required to prepare an Accounting Restatement or (ii) the date a court, regulatory agency, or other legally authorized body directs the Holding Company to prepare an Accounting Restatement. 3. “Code” shall mean the Internal Revenue Code, as amended,7 and any regulations promulgated under the Code. 4. “Effective Date” shall have the same meaning ascribed thereto in Section 303A.14(b)(i) of the Listing Rules: October 2, 2023. 5. “Erroneously Awarded Compensation” shall mean, in the event of an Accounting Restatement, the amount of Incentive-Based Compensation previously received that exceeds the amount of Incentive- Based Compensation that otherwise would have been received had it been determined based on the restated amounts in such Accounting Restatement. The amount of Erroneously Awarded Compensation shall be determined on a gross basis without regard to any taxes paid by the relevant Executive Officer; provided, however, that for Incentive-Based Compensation based on the Holding Company’s stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to 6 26 U.S.C. 409A, “Inclusion in gross income of deferred compensation under nonqualified deferred compensation plans”. 7 Title 26 of the U.S. Code, “Internal Revenue Code”.

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 3 of 9 © 2023 New York Community Bancorp, Inc. mathematical recalculation directly from the information in an Accounting Restatement: (i) the amount of Erroneously Awarded Compensation shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received and (ii) the Holding Company must maintain documentation of the determination of such reasonable estimate and provide such documentation to the Stock Exchange. In the case of Incentive-Based Compensation credited or contributed to a notional account balance, Erroneously Awarded Compensation shall be the amount subject to recoupment and any earnings accrued on such amount through the date of recoupment. 6. “Executive Management” shall mean the President and Chief Executive Officer (the “CEO”) of the Company, its Chief Financial Officer, its President of Commercial Real Estate Lending, its President of Consumer and Corporate Banking, its President of Mortgage, its President of Commercial and Private Banking, its Chief Operating Officer, the GC, and such other senior officers of the Company as the CEO shall designate from time to time (each such member of Executive Management, an Executive Officer), whether acting individually or collectively, with respect to the subject matter hereof. 7. “Executive Officer” shall mean the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Holding Company. An executive officer of any Covered Affiliate is deemed an “Executive Officer” if the executive officer performs policy making functions for the Holding Company. 8. “Financial Reporting Measure” shall mean any measure that is determined and presented in accordance with the accounting principles used in preparing the Holding Company’s financial statements, and any measure that is derived wholly or in part from such measure; provided, however, that a Financial Reporting Measure is not required to be presented within the Holding Company’s financial statements or included in a filing with the SEC to qualify as a Financial Reporting Measure. Financial Reporting Measures include but are not limited to the following (and any measures derived from the following): Holding Company stock price; total shareholder return; revenues; net income; operating income; profitability of one or more reportable segments; financial ratios (e.g., accounts receivable turnover and inventory turnover rates); earnings before interest, taxes, depreciation and amortization; funds from operations and adjusted funds from operations; liquidity measures (e.g., working capital, operating cash flow); return measures (e.g., return on invested capital, return on assets); earnings measures (e.g., earnings per share); and any of such financial reporting measures relative to a peer group, where the Holding Company’s financial reporting measure is subject to an Accounting Restatement. A Financial Reporting Measure need not be presented within the Holding Company’s financial statements or included in a filing with the Securities Exchange Commission. 9. “Incentive-Based Compensation” shall mean any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. 10. “Senior Management” shall mean officers of the Company who hold the corporate title of Executive Vice President or higher, or such other officers of the Company as Executive Management shall designate with responsibility for the related Company department or area from time to time, whether acting individually or collectively, with respect to the subject matter hereof. 11. “Senior Officer” shall mean any officer of the Company who has direct or oversight authority over any applicable Company personnel reporting to them with respect to actions required under this Policy. 12. “Stock Exchange” means the national stock exchange on which the Holding Company’s common stock is listed. V. POLICY REQUIREMENTS

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 4 of 9 © 2023 New York Community Bancorp, Inc. A. General Requirements 1. This Policy shall apply to all Incentive-Based Compensation received by a person: a. after beginning service as an Executive Officer; b. who served as an Executive Officer at any time during the performance period for such Incentive- Based Compensation; c. while the Holding Company had a class of securities listed on a national securities exchange or a national securities association; and d. during the three (3) completed fiscal years immediately preceding the applicable Accounting Restatement Date (each such period, the “Lookback Period”). 2. Notwithstanding any other provision of the Policy to the contrary, each Lookback Period shall also include any transition period that results from a change in the Holding Company’s fiscal year within or immediately following such Lookback Period; provided, however, that a transition period between the last day of the Holding Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine (9) to twelve (12) months shall be deemed a completed fiscal year. 3. For purposes of this section V.A, Incentive-Based Compensation shall be deemed received in the Holding Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of such period. 4. For the avoidance of doubt, (i) Incentive-Based Compensation that is subject to both a Financial Reporting Measure vesting condition and a service-based vesting condition shall be considered received when the relevant Financial Reporting Measure is achieved, even if the Incentive-Based Compensation continues to be subject to the service-based vesting condition and (ii) compensatory awards that vest solely by reference to the completion of a service period, that are discretionary or that are based on the attainment of goals unrelated to Financial Reporting Measures are not Incentive- Based Compensation for purposes of this Policy.   B. Recoupment Requirement 1. In the event of an Accounting Restatement, the Holding Company shall recoup, as promptly as reasonably possible, Erroneously Awarded Compensation, in amounts determined pursuant to this Policy. a. The Holding Company’s obligation to recoup Erroneously Awarded Compensation shall not be dependent on if, or when, the Holding Company files restated financial statements. b. Subject to the terms stated in this Policy, the Committee may affect recoupment under this Policy from any amount of compensation approved, awarded, granted, payable, or paid to the Executive Officer prior to, on, or after the Effective Date. c. Recoupment under this Policy with respect to an Executive Officer shall not require the finding of any misconduct by such Executive Officer or a finding that such Executive Officer is responsible for the accounting error leading to an Accounting Restatement. d. In the event of an Accounting Restatement, the Company shall satisfy the Holding Company’s obligations under this Policy to recoup any amount owed from any applicable Executive Officer by

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 5 of 9 © 2023 New York Community Bancorp, Inc. exercising its sole and absolute discretion in how to accomplish such recoupment, to the extent permitted under the Listing Rules and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. 2. By way of example, the method of recoupment may include, without limitation, any of the following: (i) seeking reimbursement of all or part of any cash or equity-based award; (ii) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid; (iii) cancelling or offsetting against any planned future cash or equity-based awards; (iv) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations thereunder; and (v) any other method authorized by Applicable Law or contract. 3. For the avoidance of doubt, subject to compliance with Applicable Law, the Committee may affect recoupment under this Policy from any amount otherwise payable to an Executive Officer, including, without limitation, base salary, bonuses or commissions and compensation previously deferred by the Executive Officer. 4. The Holding Company’s recoupment obligation pursuant to section V.B.1, above, shall not apply to the extent that the Committee, or in the absence of the Committee, a majority of the independent directors serving on the Board, determines that and one of the following conditions is satisfied and, therefore, recoupment would be impracticable: a. the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recouped. Before concluding that it would be impracticable to recoup any amount of Erroneously Awarded Compensation based on expense of enforcement, the Holding Company must make a reasonable attempt to recoup such Erroneously Awarded Compensation, document such reasonable attempt(s) to recoup, and provide that documentation to the Stock Exchange; or b. recoupment would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Code. C. Prohibition on Indemnification and Insurance Reimbursement 1. The Company shall be prohibited from indemnifying any Executive Officer or former Executive Officer against the loss of Erroneously Awarded Compensation. 2. Further, the Company shall be prohibited from paying or reimbursing an Executive Officer for purchasing insurance to cover any such loss.   D. Required Filings The Holding Company shall file all disclosures with respect to this Policy and actions taken pursuant to this Policy in accordance with the requirements of the federal securities laws, including disclosures required by the SEC and the Stock Exchange.   E. Other Recoupment Obligations; General Rights 1. To the extent that the application of this Policy would provide for recoupment of Incentive-Based Compensation that is also subject to recoupment under Section 304 of the Sarbanes-Oxley Act,8 the amount the Executive Officer has already reimbursed the Holding Company will be credited to the required recoupment under this Policy. 8 See 15 U.S.C. 7243, “Forfeiture of certain bonuses and profits”.

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 6 of 9 © 2023 New York Community Bancorp, Inc. 2. This Policy shall not limit the rights of the Holding Company to take any other actions or pursue other remedies that the Holding Company may deem appropriate under the circumstances and under Applicable Law, in each case to the extent permitted under the Listing Rules and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. 3. Nothing contained in this Policy shall limit the Holding Company’s ability to seek recoupment, in appropriate circumstances (including circumstances beyond the scope of this Policy) and as permitted by Applicable Law, of any amounts from any individual, in each case to the extent permitted under the Listing Rules and in compliance with (or pursuant to an exemption from the application of) Section 409A of the Code. F. Acknowledgement   Each Executive Officer shall sign and return to the Company, within thirty (30) calendar days following the later of (i) the effective date of this Policy first set forth above or (ii) the date the individual becomes an Executive Officer, the Acknowledgement Form attached hereto as Exhibit A, pursuant to which the Executive Officer agrees, among other things, to be bound by, and to comply with, the terms and conditions of this Policy. G. Successors This Policy shall be binding and enforceable against all Executive Officers and their beneficiaries, heirs, executors, administrators, or other legal representatives.   H. Organizational Updates Each Senior Officer to whom responsibility is assigned for actions required to be taken under this Policy shall be responsible for organizing their department(s)/unit(s) in a manner that efficiently allocates such work and for promptly notifying the Company’s Human Resources Department and its Legal Department (“Legal”) of any changes to such organization structure or related delegation of responsibilities (including, without limitation, so that appropriate corresponding changes can be made within this Policy to reflect such delegations or possible future changes in department or unit names or personnel); however, any actions delegated by such Senior Officer will not thereby relieve the Senior Officer from responsibility for the performance of such actions. VI. ROLES AND RESPONSIBILITIES All Company personnel and business units in each line are responsible for managing risk in accordance with, among other things, the Company’s Enterprise Risk Management Policy and its Risk Appetite Policy. A. The GC shall be principally responsible for this Policy and the enforcement of the requirements set forth herein. B. Business units with responsibilities and accountabilities with respect to this Policy include, but are not limited to: 1. First line business units (collectively, the “First Line”): a. Lending Administration Unit within the Company’s Lending Department; b. Enterprise Operations Department; c. Community Banking Administration Department and the Company’s various Community Banking and Lending Units;

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 7 of 9 © 2023 New York Community Bancorp, Inc. d. Mortgage; e. Commercial and Private Banking Group; f. Legal; g. Financial Services Department, including (without limitation) its Financial Services Administration Unit, its Accounting Unit, and its Financial Reporting Unit; and h. Treasury Department. 2. Second line business units (collectively, the “Second Line”): a. Enterprise Compliance Department (“Enterprise Compliance”); b. Risk Management Division; and c. Enterprise Risk Management Department (“ERM”), including (without limitation) its ERM Credit Risk Management Unit and the Company’s various Credit Risk Administration Units. 3. Third line business unit (the “Third Line”): Internal Audit. C. The First Line shall be responsible for identifying, monitoring, managing, and mitigating risks associated with their activities and for adhering to risk tolerances and limits established by Senior Management and the Board. The First Line also shall be responsible for developing and maintaining processes, procedures, and internal controls (including, without limitation, establishing, refining, and testing risks and controls in the Company’s GRC system (Archer)), as necessary, to ensure Company personnel and third-party service providers, as applicable, comply with this Policy. D. The Second Line shall be responsible for oversight and assessment of the Company’s risk-taking activities specific to this Policy and for providing tools to assist all organizational units in managing certain risks related thereto. E. The Third Line shall be responsible for providing timely, relevant, independent, and objective, enterprise- level perspectives on, and assurance regarding, among other things, the effectiveness of governance, risk management, and internal controls related hereto, and the overall safety and soundness of the Company as a result thereof.

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Page 8 of 9 © 2023 New York Community Bancorp, Inc. VII. ASSOCIATED INTERNAL DOCUMENTS This Policy shall be carried out by each line, as applicable, in accordance with the respective programs and procedures of its applicable business unit(s), which shall be consistent with the requirements of this Policy and any other related Company policies, guidelines, standards, or procedures. VIII. ASSOCIATED EXTERNAL DOCUMENTS This Policy shall be reflective of and carried out by each line, as applicable, in accordance with Applicable Law, including (without limitation) Section 10D of the Exchange Act, Rule 10D-1 under the Exchange Act, and Section 303A.14 of the Listing Rules (as each may be amended from time to time). IX. POLICY CONFLICTS, QUESTIONS, AND VIOLATIONS A. To the extent that any of the terms of this Policy conflict with any applicable law, rule, or regulation, the terms of such applicable law, rule, or regulation shall govern. To the extent that this Policy conflicts with, or is superseded by, any other Company rule or policy, or with written instructions provided to an employee by any senior officer of the Company to whom such employee reports, the applicable portions of this Policy and such other rules, policies, and instructions shall be applied so as to give effect to the term, rule, policy, or instruction which is most restrictive, unless otherwise indicated in writing by the Company’s Policy Coordinator (the “Policy Coordinator”). Company personnel shall be responsible for promptly reporting all such conflicts to the Policy Coordinator. B. Anyone with questions about the meaning or applicability of this Policy, and anyone aware of any violation of this Policy, shall contact the undersigned policy owner (the “Policy Owner”), and the Policy Owner shall confer with a duly designated in-house attorney regarding any questions about the interpretation or application of any applicable law, rule, or regulation (including related regulatory guidance). [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Incentive-Based Compensation Recoupment (IBCR) Policy approved as of November 13, 2023 Exhibit A © 2023 New York Community Bancorp, Inc. EXHIBIT A   New York Community Bancorp, Inc. and its additional Covered Affiliates INCENTIVE-BASED COMPENSATION RECOUPMENT (IBCR) POLICY   ACKNOWLEDGEMENT FORM By signing below, the undersigned acknowledges and confirms that he/she has received and reviewed a copy of the Company’s Incentive-Based Compensation Recoupment (IBCR) Policy (the “Policy”). (Unless otherwise defined in this Acknowledgement Form (this “Acknowledgement”), each capitalized term used herein shall have the same meaning ascribed thereto in the Policy.) By signing this Acknowledgement, as an Executive Officer, the undersigned acknowledges and agrees that he/she is and will continue to be subject to the Policy and that the Policy will apply both during and after his/her employment with the Company. Further, by signing below, the undersigned agrees to abide by the terms of the Policy, including (without limitation) by returning any Erroneously Awarded Compensation to the Company to the extent required by, and in a manner consistent with, the Policy. Executive Officer Signature Printed Name Date